Exhibit 10.5

Two River Community Bank
Supplemental Executive Retirement Agreement
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                            TWO RIVER COMMUNITY BANK
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      THIS SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the "Agreement") is adopted this 7th day of July, 2005, by and between TWO RIVER COMMUNITY BANK, a New Jersey-chartered commercial bank located in Middletown, New Jersey ("Bank") and WILLIAM MOSS (the "Executive"). The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

                                    Article I
                                   Definitions

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3 "Board" means the Board of Directors of the Bank as from time to time constituted.

1.4 "Change in Control" means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Section 409A of the Code and regulations thereunder.

1.5   "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Disability" means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or
      (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Executive's employer. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering

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Two River Community Bank
Supplemental Executive Retirement Agreement
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      employees  of the  Executive's  employer.  Upon  the  request  of the Plan
      Administrator, the Executive must submit proof to the Plan Administrator of Social Security Administration's or the provider's determination.

1.7 "Early Termination" means Separation from Service before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, or following a Change in Control.

1.8   "Effective Date" means November 1, 2004.

1.9   "Normal Retirement Age" means the Executive attaining age sixty-five (65).

1.10  "Plan Administrator" means the plan administrator described in Article 6.

1.11 "Plan Year" means each twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31, 2005.

1.12 "Schedule A" means the schedule attached to this Agreement and made a part hereof. Schedule A shall be updated upon a change in any of the benefits under Articles 2 or 3.

1.13 "Separation from Service" means that the Executive's service, as an employee and independent contractor, to the Bank and any member of a controlled group as defined in Section 414 of the Code to which the Bank belongs, has terminated for any reason, other than by reason of a leave of absence approved by the Bank or the death of the Executive.

1.14  "Termination for Cause" has that meaning set forth in Article 5.

                                    Article 2
                          Distributions During Lifetime

2.1 Normal Retirement Benefit. If the Executive has a Separation from Service on or after Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

      2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is Fifty Thousand Dollars ($50,000).

      2.1.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Executive's 65 birthday. The annual benefit shall be distributed to the Executive for fifteen (15) years.

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2.2   Early Termination  Benefit.  Upon the Executive's Early  Termination,  the
      Bank shall  distribute  to the  Executive  the benefit  described  in this
      Section 2.2 in lieu of any other benefit under this Article.

      2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination benefit set forth on Schedule A for the Plan Year that ended immediately prior to the date on which Separation from Service occurs.

      2.2.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following Separation from Service. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.3 Disability Benefit. If the Executive's Disability results in Separation from Service prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article

      2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the Disability benefit set forth on Schedule A for the Plan Year that ended immediately prior to the date on which Separation from Service due to Disability occurs.

      2.3.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen
            (15) years.

2.4 Change in Control Benefit. If the Executive is a full time employee at the date a Change in Control occurs, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

      2.4.1 Amount of Benefit The annual benefit under this Section 2.4 is the Change in Control benefit set forth on Schedule A for the Plan Year that ended immediately prior to the date on which Separation from Service occurs.

      2.4.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing within thirty (30) days following Separation from Service. The annual benefit shall be distributed to the Executive for fifteen (15) years.

      2.4.3 Parachute Payments. Notwithstanding any provision of this Agreement to the contrary, to the extent any distribution(s), if made, under this Section 2.4 would be treated as an "excess parachute payment" under Section 280G of the Code, the Bank shall reduce or delay the distribution(s) to the extent it would not be an excess parachute payment.

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Two River Community Bank
Supplemental Executive Retirement Agreement
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2.5   Restriction on Timing of  Distribution.  Notwithstanding  any provision of this Agreement to the contrary, if the Executive is considered a "specified employee" under Section 409A of the Code and regulations thereunder, benefit distributions that qualify as a "separation from service" under Section 409A of the Code and regulations thereunder may not commence earlier than six (6) months after the date of such separation from service.

                                    Article 3
                              Distribution at Death

3.1 Death During Active Service. If the Executive dies while in the active service to the Bank, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be distributed in lieu of the benefits under Article 2.

      3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the death benefit set forth on Schedule A for the Plan Year that ended immediately prior to the Executive's date of death.

      3.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in a lump sum within ninety (90) days following receipt by the Bank of the Executive's death certificate.

3.2 Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts they would have been distributed to the Executive had the Executive survived.

3.3 Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Bank of the Executive's death certificate.

                                    Article 4
                                  Beneficiaries

4.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefit distributions under this Agreement to a Beneficiary upon the death of the Executive. The
      Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Bank in which the Executive participates.

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Two River Community Bank
Supplemental Executive Retirement Agreement
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4.2   Beneficiary   Designation:   Change.   The  Executive  shall  designate  a
      Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The
      Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of
      a  new  Beneficiary   Designation   Form,  all  Beneficiary   designations
      previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then die Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5. Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

                                    Article 5
                               General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if Executive's service is terminated by the Board for:

      (a)   Gross negligence or gross neglect of duties to the Bank; or

      (b) Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's service with the Bank; or

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Two River Community Bank
Supplemental Executive Retirement Agreement
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      (c)   Fraud,  disloyalty,  dishonesty  or willful  violation of any law or significant Bank policy committed in connection with the Executive's service and resulting in a material adverse effect on the Bank.

5.2 Suicide or Misstatement. No benefits shall be distributed if the Executive commits suicide within two years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason; provided, however that the Bank shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

5.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act ("FDIA").

5.4 Non-compete Provision. The Executive shall forfeit any non-distributed benefits under this Agreement if during the term of this Agreement and for within twenty-four (24) months following a Separation from Service, the Executive, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3 %) or less in the stock of a publicly-traded company):

            (i) becomes employed by, participates in, or becomes connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty-five (25) miles of any office maintained by the Bank as of the date of the Executive's Separation from Service;

            (ii) participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was in the service of the Bank as of the date of the Executive's Separation from Service;

            (iii) assists, advises, or serves in any capacity, representative or otherwise, any third party in any action against the Bank or transaction involving the Bank;

            (iv) sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other

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Two River Community Bank
Supplemental Executive Retirement Agreement
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                  financial  services,  or solicits or otherwise  competes  for, either  directly  or  indirectly,  any  orders,  contract,  or
                  accounts   for   services   of  a  kind  or  nature   like  or
                  substantially similar to the financial services performed or financial products sold by the Bank (the preceding hereinafter referred to as "Services"), to or from any person or entity from whom the Executive or the Bank, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services during the three (3) year period immediately prior to the Executive's Separation from Service;

            (v) divulges, discloses, or communicates to others in any manner whatsoever, any confidential information of the Bank, to the knowledge of the Executive, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in this subparagraph (v) apply to all information regarding the Bank, regardless of the source who provided or compiled such information. Notwithstanding anything to the contrary, all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

      5.4.1 Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank, and further recognizes that in such event monetary damages may be inadequate to fully protect the Bank. Accordingly, in the event of a breach or threatened breach of these restrictions, the Executive consents to the Bank's entitlement to such ex parte preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Bank's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the restrictions set forth in Section 5.4 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Bank in Section 5.4 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in
            Section 5.4 hereof will not be materially adverse to the Executive's service with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement

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Two River Community Bank
Supplemental Executive Retirement Agreement
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      5.4.2 Overbreadth  of  Restrictive  Covenant.  It is the  intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

      5.4.3 Change in Control. The non-compete provision detailed in Section 5.4 hereof shall not be enforceable following a Change in Control.

                                    Article 6
                           Administration of Agreement

6.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement

6.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

6.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6 Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

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Two River Community Bank
Supplemental Executive Retirement Agreement
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                                    Article 7
                           Claim and Review Procedures

7.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

      7.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

      7.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim, if the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which (the Plan Administrator expects to render its decision.

      7.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

            (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

            (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

      7.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

      7.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other

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Two River Community Bank
Supplemental Executive Retirement Agreement
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            information relating to the claim. The Plan Administrator shall also provide the  claimant,  upon request and free of charge,  reasonable
            access  to,  and  copies  of,  all  documents,   records  and  other
            information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

      7.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

      7.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

      7.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

            (a)   The specific reasons for the denial;

            (b) A reference to the specific provisions of the Agreement on which the denial is based;

            (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

            (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 8
                           Amendments and Termination

8.1 Amendment. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. Provided, however, that the Bank may amend this Agreement to conform with legislative requirements or written directives to the Bank from its banking regulators.

8.2 Termination. This Agreement may be terminated only by a written agreement signed by the Bank and the Executive. Upon such termination, the applicable benefits under this Agreement shall be paid to the Executive in the form and at the

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Two River Community Bank
Supplemental Executive Retirement Agreement
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      earliest  possible time as specified in this Agreement and permitted under
      Section 409A of the Code and any applicable subsequent authority.

                                    Article 9
                                  Miscellaneous

9.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executives right to separate from service at any time.

9.3   Non-Transferability.   Benefits  under  this  Agreement  cannot  be  sold,
      transferred, assigned, pledged, attached or encumbered in any manner.

9.4 Tax Withholding. The Bank shall withhold any taxes that arc required to be withheld, under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of New Jersey, except to the extent preempted by the laws of the United States of America.

9.6 Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7 Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

Two River Community Bank
Supplemental Executive Retirement Agreement
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9.9   Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                          ----------------------------
                          Two River Community Bank
                          ----------------------------
                          Attn: H.R. Department
                          ----------------------------
                          1250 Highway 35 South
                          ----------------------------
                          Middletown, New Jersey 07748
                          ----------------------------

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

      IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE:                              BANK:
                                        TWO RIVER COMMUNITY BANK


/s/ William D. Moss                     By: /s/ Charles T. Parton
--------------------------------            ------------------------------
William Moss
                                        Title: Chairman, Board of Directors
                                               ----------------------------

                                   SCHEDULE A
                            TWO RIVER COMMUNITY BANK
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

                                  William Moss

      ------------------------------------------------------------------------------
                                                                             Pre-
                                  Early                     Change in     Retirement
                               Termination                   Control       Lump Sum
                                  Annual     Disability      Annual          Death
         Date           Age    Benefit (1)   Benefit (2)   Benefit (1)      Benefit
      ------------------------------------------------------------------------------
      12/31/2005        48       $ 1,847       $ 5,326       $26,349       $253,426
      ------------------------------------------------------------------------------
      12/31/2006        49       $ 3,546       $ 9,581       $27,403       $263,564
      ------------------------------------------------------------------------------
      12/31/2007        50       $ 5,358       $13,569       $28,499       $274,106
      ------------------------------------------------------------------------------
      12/31/2008        51       $ 7,292       $17,307       $29,639       $285,070
      ------------------------------------------------------------------------------
      12/31/2009        52       $ 9,355       $20,810       $30,824       $296,473
      ------------------------------------------------------------------------------
      12/31/2010        53       $11,557       $24,094       $32,057       $308,332
      ------------------------------------------------------------------------------
      12/31/2011        54       $13,906       $27,171       $33,339       $320,665
      ------------------------------------------------------------------------------
      12/31/2012        55       $16,412       $30,055       $34,673       $333,492
      ------------------------------------------------------------------------------
      12/31/2013        56       $19,086       $32,758       $36,060       $346,832
      ------------------------------------------------------------------------------
      12/31/2014        57       $21,939       $35,292       $37,502       $360,705
      ------------------------------------------------------------------------------
      12/31/2015        58       $24,983       $37,666       $39,002       $375,133
      ------------------------------------------------------------------------------
      12/31/2016        59       $28,231       $39,891       $40,563       $390,138
      ------------------------------------------------------------------------------
      12/31/2017        60       $31,697       $41,977       $42,185       $405,744
      ------------------------------------------------------------------------------
      12/31/2018        61       $35,395       $43,932       $43,872       $421,974
      ------------------------------------------------------------------------------
      12/31/2019        62       $39,340       $45,764       $45,627       $438,853
      ------------------------------------------------------------------------------
      12/31/2020        63       $43,549       $47,481       $47,452       $456,407
      ------------------------------------------------------------------------------
      12/31/2021        64       $48,041       $49,090       $49,351       $474,663
      ------------------------------------------------------------------------------
      5/2/2022(3)       65       $50,000       $50,000       $50,000       $480,909
      ------------------------------------------------------------------------------

(1) Payments are made in 180 equal monthly installments commencing within 30 days following Separation from Service. Refer to Section 2.2 for Early Termination and Section 2.4 for Change in Control.

(2) Payments are made in 180 equal monthly installments commencing at Normal Retirement Age. Refer to Section 2.3 for Disability.

(3)   This is the date when the Executive reaches Normal Retirement Age.